                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          UNIVERSAL DISPLAY CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                            Ewing, New Jersey 08618

                              --------------------

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 27, 2002

                              --------------------

To All Holders of Shares
of Common Stock of Universal Display Corporation:

   The 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Universal Display Corporation (the "Company") will be held at the Holiday Inn - City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on June 27, 2002, at 4:00 p.m., Eastern Time, for the following purposes:

   (1) To elect seven directors;

   (2) To consider and vote on a proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 1,000,000 shares to 3,800,000 shares; and

   (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   The Board of Directors of the Company has fixed April 17, 2002 as the record date. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders as of that date will be available for inspection at the Annual Meeting.

                            By Order of the Board of Directors,


                            /s/ Sidney D. Rosenblatt
                            ------------------------
                            Sidney D. Rosenblatt
                            Secretary

Ewing, New Jersey
April 30, 2002



--------------------------------------------------------------------------------
PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED WHETHER OR NOT YOU EXPECT TO
ATTEND THE ANNUAL MEETING IN PERSON. THE GIVING OF A PROXY DOES NOT AFFECT
YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU ATTEND
THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                         UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                            Ewing, New Jersey 08618

                              --------------------

            PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 27, 2002

                              --------------------

   This proxy statement and the accompanying form of proxy will be first mailed to shareholders of Universal Display Corporation (the "Company") on or about April 30, 2002. These materials are being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held at the Holiday Inn -- City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on June 27, 2002, at 4:00 p.m., Eastern Time, and at any adjournments thereof.

   At the Annual Meeting, shareholders of the Company will be asked to vote upon (1) the election of seven directors; (2) a proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 1,000,000 shares to 3,800,000 shares; and (3) such other business as may properly come before the Annual Meeting or any adjournments thereof.

   The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by telephone or in person by some officers, directors and regular employees of the Company who will not be specially engaged or compensated for such services. The Company also will request banks, brokers and other nominees, custodians and fiduciaries to send proxy materials to beneficial owners and will reimburse such persons for reasonable expenses incurred in that regard.

                          VOTING AT THE ANNUAL MEETING

   Holders of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), of record at the close of business on April 17, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were 18,460,666 shares of Common Stock outstanding. Each shareholder entitled to vote will have one vote for each share of Common Stock owned of record by such shareholder as of the close of business on the Record Date. Shareholders do not have cumulative voting rights with regard to the election of directors.

   The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast are the matters to be acted upon at the Annual Meeting will constitute a quorum.

   The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein. In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote FOR the persons nominated by the Board of Directors for election as directors and FOR the proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 1,000,000 shares to 3,800,000 shares. As to other items of business that may properly be presented at the Annual Meeting for action, the proxy holders will vote the proxies in accordance with their best judgment.

   The proxy may be revoked by a shareholder at any time before its exercise by giving written notice of such revocation to the Secretary of the Company. In addition, a shareholder who gives such notice of revocation and attends the Annual Meeting in person may vote by ballot at the Annual Meeting.

   Assuming a quorum is present, nominees for directors must receive a plurality of the votes cast at the Annual Meeting to be elected. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum. Abstentions may not be specified as to the election of directors. Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposals to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 1,000,000 shares to 3,800,000 shares will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy at the Annual Meeting and entitled to vote.

   The Company believes that brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have the authority under the rules of the NYSE to vote those shares with respect to the election of directors and the proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 1,000,000 shares to 3,800,000 shares. A failure by brokers to vote those shares will have no effect on the outcome of the election of directors.

   Your proxy vote is important. Please complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares of Common Stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of directors at seven, all of whom are to be elected at the Annual Meeting. Each director elected will serve until the Company's 2003 annual meeting of shareholders and until a successor has been selected and qualified, or until the director's earlier death, resignation or removal. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by the holders of such proxies.

   All nominees are presently directors of the Company whose terms expire at the Annual Meeting.

The Board of Directors recommends a vote FOR each of the nominees for director.
                            ------------------------
                             NOMINEES FOR ELECTION
                            ------------------------


                                                                                Year First Became Director,
             Name of Director                 Age                    Principal Occupations and Certain Directorships
             ----------------                 ---                 -------------------------------------------------------
Sherwin I. Seligsohn .....................     66    Mr. Seligsohn has been Chairman and Chief Executive Officer of the Company since 1994. He was President of the Company from 1994 until May 1996. Mr.
                                                     Seligsohn founded, and since August 1991 has served as Chairman, President and
                                                     Secretary, and as sole director, of, American Biomimetics Corporation ("ABC"),
                                                     International Multi-Media Corporation and Wireless Unified Network Systems
                                                     Corporation. He is also Chairman and Chief Executive Officer of Global Photonic
                                                     Energy Corporation ("Global"). Mr. Seligsohn was the founder of InterDigital
                                                     Communications Corporation and from August 1972 to June 1990 served as its
                                                     Chairman. Mr. Seligsohn is a member of the Advisory Board of the Advanced
                                                     Technology Center for Photonics and Optoelectronic Materials (POEM) at
                                                     Princeton University.

Steven V. Abramson .......................     50    Mr. Abramson joined the Company as President and Chief Operating Officer in May
                                                     1996. He also has been a member of the Board of Directors since May 1996. Mr.
                                                     Abramson is also a member of the Board of Directors of Global. From March 1992 to May 1996 he was Vice President, General Counsel, Secretary and Treasurer of
                                                     Roy F. Weston, Inc., a worldwide environmental consulting and engineering firm.
                                                     Mr. Abramson is a member of the Advisory Board of the Advanced Technology
                                                     Center for Photonics and Optoelectronic Materials (POEM) at Princeton
                                                     University and on the Board of Governors of the United States Display
                                                     Consortium (USDC), and serves on various not-for-profit boards.

Sidney D. Rosenblatt .....................     54    Mr. Rosenblatt has been Executive Vice President, Chief Financial Officer,
                                                     Treasurer and Secretary of the Company since June 1995. He has been a member of the Board of Directors since May 1996. Mr. Rosenblatt is also Executive Vice
                                                     President, Chief Financial Officer, Secretary and Treasurer of Global, and a
                                                     member of its Board of Directors. Mr. Rosenblatt is the owner of S. Zitner
                                                     Company, and served as its President and Chief Executive Officer from August
                                                     1990 until June 1998. Mr. Rosenblatt sits on various boards for non-profit organizations.

                                                                                Year First Became Director,
             Name of Director                 Age                    Principal Occupations and Certain Directorships
             ----------------                 ---                 -------------------------------------------------------
Leonard Becker ...........................     78    Mr. Becker has been a director of the Company since February 2001. For the last
                                                     40 years, Mr. Becker has been a general partner of Becker Associates, which is engaged in real estate investments and management. He currently serves on the
                                                     Board of Directors of American Business Financial Services (Nasdaq: ABFI). He
                                                     has served as a director of Eagle National Bank and Cabot Medical Corporation.

Elizabeth H. Gemmill .....................     56    Ms. Gemmill has been a director of the Company since April 1997. Since March
                                                     1999, she has been Managing Trustee of the Warwick Foundation. From February
                                                     1988 to March 1999, Ms. Gemmill was Vice President and Secretary of Tasty
                                                     Baking Company. Ms. Gemmill is Chairman of the Board of Philadelphia University
                                                     and is on the boards of American Water Works Company, Inc. (NYSE-"AWK"),
                                                     Philadelphia Consolidated Holdings Corporation (Nasdaq-"PHLY"), Philadelphia
                                                     College of Osteopathic Medicine and Metropolitan YMCA of Philadelphia and
                                                     vicinity.

C. Keith Hartley .........................     59    Mr. Hartley has been a director of the Company since September 2000. He is currently the managing partner of Hartley Capital Advisors, merchant bankers.
                                                     From 1995 to 2000 he was the managing partner of Forum Capital Markets LLC. In the past, Mr. Hartley held the position of managing partner for Peers & Co. and
                                                     Drexel Burnham Lambert. He also serves as a director of Comdisco (NYSE-"CDO"),
                                                     Hybridon, ("HYBN.OB") and Swisher International Group.

Lawrence Lacerte .........................     49    Mr. Lacerte has been a director of the Company since October 1999. Since July
                                                     1998 he has been Chairman and Chief Executive Officer of Lacerte Technology
                                                     Inc., a company specializing in technology and Internet-related ventures. Prior to that time he was the founder, Chairman and CEO of Lacerte Software, which was sold to Intuit Corporation in June 1998. Mr. Lacerte also serves on the
                                                     Boards of Directors of TeraGlobal Communications Corporation (Nasdaq-"TGCC"),
                                                     Citadel Technology, Inc., How2.com, Inc., World point Interactive, Inc., and
                                                     Fandom.com, Inc. Mr. Lacerte also serves on various not-for-profit boards.


General Information Concerning the Board of Directors and its Committees

   The Board of Directors held eight meetings during 2001. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors during the period for which he or she was a director and the meetings of the committees on which he or she served. The Board of Directors has established an Audit Committee and a Compensation Committee. It has not established a nominating committee.

   Members of the Board of Directors do not receive cash compensation. However, once a year, they do receive options to purchase shares of Common Stock for service on the Board, exercisable at a price equal to the fair market value of the Common Stock on the date of grant. Non-employee board members receive options to purchase 20,000 shares and employee board members receive options to purchase 10,000 shares.

   Audit Committee. The Audit Committee is responsible for providing general oversight with respect to accounting principles employed in the Company's financial reporting. The Audit Committee meets periodically with the Company's principal financial and accounting officer and independent public accountants to review the scope of auditing procedures and the Company's policies related to internal auditing and accounting procedures and controls. The Audit Committee held four meetings during 2001. The Audit Committee is currently composed of four non-employee directors, Elizabeth H. Gemmill (Chair), Leonard Becker, C. Keith Hartley and Lawrence Lacerte who are independent, as independence is defined in the marketplace rules of the National Association of Securities Dealers. See "Report of the Audit Committee."

   Compensation Committee. The Compensation Committee recommends to the Board of Directors the compensation of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the appropriate compensation for other officers, reviews other compensation and personnel development matters generally and administers the stock option plans. The Compensation Committee held one meeting during 2001. The Compensation Committee is currently composed of Elizabeth H. Gemmill (Chair), Leonard Becker, C. Keith Hartley and Lawrence Lacerte. See "Report of the Compensation Committee."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 17, 2002, certain information regarding the beneficial ownership of shares of Common Stock by: (i) each director of the Company, (ii) each person who is known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere herein, and (iv) all of the Company's executive officers and directors as a group.


                                             Amount and Nature of         Percentage
Name and Address of Beneficial Owner(1)     Beneficial Ownership(2)   of Common Stock(2)
---------------------------------------     -----------------------   ------------------
Scott Seligsohn(3)(4) ....................         3,537,250                 19.16%
Lori S. Rubenstein(3)(4) .................         3,301,000                 17.88
Clifford D. Schlesinger(3) ...............         3,000,000                 16.25
Sherwin I. Seligsohn(5) ..................           460,750                  2.50
Steven V. Abramson(2) ....................           555,000                  3.01
Sidney D. Rosenblatt(2) ..................           546,790                  2.96
Elizabeth H. Gemmill .....................            45,500                  0.25
C. Keith Hartley .........................            57,528                  0.31
Leonard Becke ............................            73,613                  0.40
Lawrence Lacerte .........................           549,500                  2.98
Julia J. Brown ...........................           237,417                  1.29
All executive officers and directors as a
  group (eight people)....................         2,422,148                 13.68

---------------

* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The percentage ownership for each beneficial owner listed above is based on 18,460,666 shares outstanding as of April 17, 2002. In accordance with the rules of the Securities and Exchange Commission, options to purchase shares of Common Stock that are exercisable as of April 17, 2002, or exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The numbers of shares indicated in the table includes the following number of shares issuable upon the exercise of warrants or options: Scott Seligsohn -- 255,250; Sherwin I. Seligsohn -- 320,750; Steven V. Abramson -- 450,000; Sidney D. Rosenblatt -- 442,500; Elizabeth
     H. Gemmill -- 45,000; C. Keith Hartley -- 45,764; Leonard Becker -- 30,000; Lawrence Lacerte -- 35,000; and Julia J. Brown -- 237,417.

(3) Includes (i) 1,500,000 shares of Common Stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Lori S. Rubenstein (the "Rubenstein Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees and (ii) 1,500,000 shares of Common Stock owned by Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Scott Seligsohn (the "Seligsohn Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees. Mr. Schlesinger's address is 1650 Arch Street, Philadelphia, Pennsylvania 19102.

(4) Includes 176,000 shares of Common Stock owned by American Biomimetics Corporation, of which the Rubenstein Trust and Seligsohn Trust are principal shareholders.

(5) Does not include (i) 176,000 shares of Common Stock owned by American Biomimetics Corporation, (ii) 200,000 shares of Series A Preferred Stock owned by American Biomimetics Corporation, (iii) 1,500,000 shares of Common Stock owned by the Rubenstein Trust, (iv) 1,500,000 shares of Common Stock owned by the Seligsohn Trust, (v) 125,000 shares of Common Stock owned by Lori S. Rubenstein, Mr. Seligsohn's emancipated daughter, and (vi) 106,000 shares of Common Stock owned by Scott Seligsohn,
     Mr. Seligsohn's emancipated son, for which Mr. Seligsohn disclaims beneficial ownership.

                           SUMMARY COMPENSATION TABLE

   The following table sets forth the total compensation of the Chief Executive Officer and the other three most highly compensated executive officers of the Company for services in all capacities to the Company or its subsidiary for the fiscal year ended December 31, 2001 and the total compensation earned by such individuals for the Company's two previous fiscal years.

                                                                                  Other
                                             Year                                 Annual                  Securities
                                            Ended                                Compen-    Restricted    Underlying     All Other
Name and Principal Position              December 31,   Salary ($)     Bonus      sation       Stock       Options     Compensation
  ---------------------------            ------------   ----------     -----      ------       -----       -------     ------------
Sherwin I. Seligsohn.................        2001        $ 200,000    $     --     $--       $     --       60,250       $ 22,034(1)
 Chairman of the Board                       2000          137,500          --      --             --       15,000         16,795(2)
 and Chief Executive Officer                 1999          125,000          --      --             --       30,000          3,021(3)

Steven V. Abramson...................        2001        $ 242,000    $     --     $--       $     --       60,000       $ 14,622(4)
 President and Chief Operating               2000          220,000          --      --             --       15,000         12,688(5)
 Officer                                     1999          200,000     165,256(6)   --        211,610(7)    30,000          4,726(8)

Sidney D. Rosenblatt.................        2001        $ 242,000    $     --     $--       $     --       60,000       $ 15,381(9)
 Executive Vice President, Chief             2000          220,000          --      --             --       15,000         13,619(10
 Financial Officer, Secretary &              1999          200,000     165,256(6)   --        211,610(7)    30,000          4,727(11
 Treasurer

Julia Brown, PhD.....................        2001        $ 176,000    $     --     $--       $     --       50,750       $  5,274(12
 Vice President of Technology                2000          160,000          --      --             --      110,000          3,326(13
 Development                                 1999          137,500          --      --             --       15,000          2,012(14

---------------

(1) Includes Company contributions to the Company's 401(k) plan of $5,100, life and disability insurance premium payments of $16,420 and vehicle expenses of $514.

(2) Includes Company contributions to the Company's 401(k) plan of $2,815 and life and disability insurance premium payments of $13,980.

(3) Includes Company contributions to the Company's Simple IRA plan of $1,802 and life and disability insurance premium payments of $1,219.

(4) Includes Company contributions to the Company's 401(k) plan of $5,100, life and disability insurance premium payments of $3,084 and vehicle allowance and expenses of $6,438.

(5) Includes Company contributions to the Company's 401(k) plan of $4,662, life and disability insurance premium payments of $2,026 and a vehicle allowance of $6,000.

(6) Represents the payroll taxes associated with the stock bonus in (6), paid by the Company.

(7) On May 20, 1999, Steven V. Abramson and Sidney D. Rosenblatt were each granted 100,000 shares of restricted Common Stock.

(8) Includes Company contributions to the Company's Simple IRA plan of $3,069 and life and disability insurance premium payments of $1,657.

(9) Includes Company contributions to the Company's 401(k) plan of $5,100, life and disability insurance premium payments of $3,784 and vehicle allowance and expenses of $6,497.

(10) Includes Company contributions to the Company's 401(k) plan of $4,662, life and disability insurance premium payments of $2,957 and a vehicle allowance of $6,000.

(11) Includes Company contributions to the Company's Simple IRA plan of $3,069 and life and disability insurance premium payments of $1,658.

(12) Includes Company contributions to the Company's 401(k) plan of $5,040, and life insurance premium payments of $234.

(13) Includes Company contributions to the Company's 401(k) plan of $3,326.

(14) Includes Company contributions to the Company's Simple IRA plan of
     $2,012.

   The following table summarizes stock options granted during 2001 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Individual Grants
                                                        --------------------------------------------------------
                                                       Number of
                                                       Securities
                                                       Underlying    Percent of Total
Name                                                    Options     Options Granted to    Exercise    Expiration      Grant Date
  ----                                                  Granted      Employees in 2001      Price        Date      Present Value(1)
                                                       ----------   ------------------    --------    ----------   ----------------
Sherwin I. Seligsohn...............................      20,000            3.59%          $10.3125      3/30/11        $184,447
Sherwin I. Seligsohn...............................      40,250            7.22%            8.5600     12/17/11         308,931
Steven V. Abramson.................................      20,000            3.59%           10.3125      3/30/11         184,447
Steven V. Abramson.................................      40,000            7.17%            8.5600     12/17/11         307,012
Sidney D. Rosenblatt...............................      20,000            3.59%           10.3125      3/30/11         184,447
Sidney D. Rosenblatt...............................      40,000            7.17%            8.5600     12/17/11         307,012
Julia J. Brown.....................................         250            0.04%           10.3750      2/15/11           1,184
Julia J. Brown.....................................      20,000            3.59%           10.3125      3/30/11         184,447
Julia J. Brown.....................................         500            0.09%           13.9000      4/19/11           6,232
Julia J. Brown.....................................      30,000            5.38%            8.5600     12/17/11         230,259

---------------

(1) These amounts represent the estimated present value of stock options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 94%; an expected term to exercise of 10 years; risk free interest rates of 5.028%-5.447%; and no dividend yield. The actual value of the options, if any, realized by an executive officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

   The Company does not currently grant any long-term incentives, other than stock options and warrants, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                     Number of Securities Underlying
                                                                            Unexercised Options           Unexercised In-the-Money
                                                                            at Fiscal Year End           Options at Fiscal Year End
                                                                     --------------------------------    --------------------------
                                              Shares
                                           Acquired On     Value
Name                                         Exercise     Realized     Exercisable    Unexercisable      Exercisable   Unxercisable
----                                       -----------    --------     -----------    -------------      -----------   ------------
Sherwin I. Seligsohn .....................      --          $--          320,750              --         $1,211,545      $     --
Steven V. Abramson .......................      --           --          450,000              --          1,639,550            --
Sidney D. Rosenblatt .....................      --           --          442,500              --          1,747,613            --
Julia J. Brown ...........................      --           --          210,750          30,000            195,775       128,800

   No options were exercised last fiscal year by any of the persons named in the Summary Compensation Table.

                      REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors performs three principal tasks. It:

   o recommends to the full Board of Directors the compensation of the Company's chief executive officer, chief operating officer, and chief financial officer;

   o approves the granting of any bonuses to officers; and

   o generally reviews other compensation and personnel development matters.

   In fulfilling these duties, it is the objective of the Compensation Committee to have a policy that will enable the Company to attract, retain and reward executive officers of outstanding ability.

   The Company's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all the Company's employees. Base salary levels for the Company's executive officers are intended to be generally competitive with other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at the Company. Stock bonuses based on individual and company performance have been used to create an incentive for outstanding performance. The Company believes that the grant to executives and other employees of equity interests in the Company, in the form of stock options and restricted shares of Common Stock, aligns the interests of such executives and employees with those of the Company's shareholders and further rewards successful performance

   Executive base salaries are reviewed periodically by the Compensation Committee. During this review the Compensation Committee considers the performance of the Company during the prior year, the individual executive's contribution to that performance and changes in the role and responsibility of such executive.

   Compensation of the Chief Executive Officer. Mr. Seligsohn serves as the Company's Chief Executive Officer. During 2001, Mr. Seligsohn's annual base salary was $200,000, an increase of approximately 45% from 2000. Mr. Seligsohn's base salary is determined in accordance with the criteria outlined above. In addition, the Compensation Committee evaluated the Company's overall performance as well as Mr. Seligsohn's individual performance and took into account that Mr. Seligsohn also serves as Chairman of, and performs services for, other companies which he has founded. Mr. Seligsohn was also granted options to purchase 60,250 shares of Common Stock.

   Because of the compensation levels of the Company's officers, the Compensation Committee has not traditionally considered the effect of Section 162(m) of the Code limiting deductions in excess of $1 million.

   Respectfully submitted by the Compensation Committee as of February 14, 2002.

                          Elizabeth H. Gemmill (Chair)
                                 Leonard Becker
                                C. Keith Hartley
                                Lawrence Lacerte

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2001.

                                                                                                     Number of Securities Remaining
                                         Number of Securities to be     Weighted-Average Exercise    Available for Future Issuance
                                          issued upon Exercise of         Price of Outstanding      Under Equity Compensation Plans
                                       Outstanding Options, Warrants        Options, Warrants       (Excluding Securities Reflected
Plan Category                                    and Rights                    and Rights                     in Column 2)
-------------                          -----------------------------    -------------------------   -------------------------------
Equity Compensation Plans Approved
  by Security Holders..............              2,422,769                        $7.58                         128,433
Equity Compensation Plans Not
  Approved by Security Holders.....              1,621,168                        $6.44                              --
   Total...........................              4,043,937                        $7.12                         128,433

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The current members of the Compensation Committee are Ms. Gemmill and Messrs. Becker, Hartley and Lacerte. There were no relationships during 2001 that are required to be disclosed under Item 401(j) of Regulation S-K promulgated by the Securities and Exchange Commission.

                               PERFORMANCE GRAPH


   The performance graph below compares the change in the cumulative shareholder return of the Common Stock from December 31, 1996 to December 31, 2001, with the percentage change in the cumulative total return over the same period on (i) the Nasdaq Electronics Components Index and (ii) the Russell 2000 Index.

   This graph assumes an initial investment of $100 on December 31, 1996 in each of the Common Stock, the Nasdaq Electronics Components Index and the Russell 2000 Index.






                          [PERFORMANCE GRAPH OMITTED]







                                                    Cumulative Total Return
                                    -------------------------------------------------------
                                   12/31/96     12/97    12/98     12/99     12/00    12/01
UNIVERSAL DISPLAY CORPORATION        100.00     80.88    68.85    292.90    125.69   159.13
RUSSELL 2000                         100.00    122.36   119.25    144.60    140.23   143.71
NASDAQ ELECTRONIC COMPONENT          100.00    104.84   161.97    301.21    247.54   168.67

                                   PROPOSAL 2

        AMENDMENT OF UNIVERSAL DISPLAY CORPORATION STOCK INCENTIVE PLAN

   At the Annual Meeting, there will be presented to the shareholders a proposal to increase the number of shares of Common Stock subject to the Plan from 2,800,000 to 3,800,000.

   The Board of Directors believes that the amendment to increase the number of shares of Common Stock available for issuance under the Plan is in the best interest of the Company. The Board of Directors believes that the Plan allows the Company to attract, retain and motivate participants and encourages participants to devote their best efforts to the business and financial success of the Company. The Board of Directors believes that providing key employees, directors, consultants and advisors of the Company with the opportunity to acquire an equity interest in the Company will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of other shareholders. As of April 17, 2002, options to purchase 2,423,519 shares of Common Stock were outstanding under the Plan; options to purchase 121,683 shares of Common Stock remain available for future grants. Assuming approval of this proposal, 1,121,683 shares will remain available for future grant.

   The Board of Directors recommends a vote FOR the proposal to increase the number of shares of Common Stock subject to the Plan from 2,800,000 to 3,800,000.

Description of the Plan

   The amended Plan authorizes up to 3,800,000 shares of Common Stock for issuance upon the exercise of options available for future grant under the Plan designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified stock options ("NQSOs") (NQSOs and ISOs are collectively referred to as "Options"). Subject to approval, ISOs may be granted under the Plan to employees (including directors) and officers of the Company. NQSOs may be granted to consultants, directors (including non-employee directors), employees and officers of the Company. As of April 17, 2002 there were four officers, 38 employees and directors, and five consultants eligible to participate in the Plan. In certain circumstances, the exercise of options granted under Plan may have an adverse effect on the market price of the Common Stock.

   The Board of Directors of the Company (the "Board") administers the Plan. The Board has the authority to grant options in its discretion and may consider the nature of the optionee's services and responsibilities, the optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The Board will determine the excercisability and term (not to exceed ten years), of options granted under the Plan. The purchase price of Common Stock subject to an option may be equal to, greater than or less than fair market value at the time of grant. ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of the shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and related corporation) may not exceed $100,000. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock for the Company). Fair market value is currently the closing price of a share of Common Stock on The Nasdaq National Market on the date of grant, or if there is no sale on such date, the closing price on the last previous date on which a sale is reported. As of April 17, 2002, the fair market value of a share of Common Stock was $9.98 per share.

   Options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Board may permit an employee to transfer rights under an NQSO to the employee's spouse or family member without receiving consideration, subject to certain other conditions.

    The Board may amend or terminate the Plan at any time; provided that any amendment that increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan or modifies the requirements as to eligibility for participation in the Plan will be subject to shareholder approval.

New Plan Benefits

   The following table sets forth benefits related to the Plan. Future awards under the Plan are not determinable because specific awards are made at the discretion of the Board of Directors, depending upon a variety of factors. For information concerning awards made under the Plan to the Company's Chief Executive Officer and other officers, see "Summary Compensation Table." The following table sets forth additional information with respect to the year ended December 31, 2001.

                                                                               Number of Options
                                                                               -----------------
All executive officers as a group..............................................       230,750
All directors not executive officers as a group................................        90,000
All employees, as a group, excluding directors and executive officers..........       326,750

Federal Income Tax Consequences

   The following discussion is intended to point out the general principles of current federal income tax law applicable to ISOs and NQSOs granted under the Plan. Participants should contact their own tax advisors concerning the tax consequences, if any, of the grant of ISOs and NQSOs, exercise of Options and the disposition of any shares acquired through the exercise of Options. Since federal income tax laws may change subsequent to the date hereof, individual financial situations vary and state and local tax consequences may also be significant.

   A participant is not subject to federal income tax upon the grant or exercise of ISOs and the Company is not entitled to a federal income tax deduction by reason of such grant or exercise. The amount by which the fair market value of the option shares received at the time of exercise exceeds the option price is, however, a tax preference item for purposes of calculating the alternative minimum tax. Further, the participants basis in option shares acquired through exercise of an ISO will, for alternative minimum tax purposes, equal the fair market value of the option shares taken into account in determining the participants alternative minimum taxable income.

   The disposition of option shares acquired by a participant upon exercise of an ISO within one year after the issuance of the option shares upon exercise of the options or before the expiration of two years from the date the options are granted generally constitute disqualifying dispositions, resulting in the participant recognizing ordinary income in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the option shares on the date of exercise over the exercise price or (ii) the excess of the amount realized on the disposition over the participants tax basis in the option shares. Any gain realized on the disposition in excess of the amount of ordinary compensation income recognized is long-term or short-term capital gain, depending upon the length of the holding period of the option shares. In the case of a disqualifying disposition, the Company may claim a tax deduction in an amount equal to the ordinary compensation income recognized by the participant, but does not receive a deduction corresponding to any capital gain realized by the participant. If the option shares are sold more than one year after the date of the exercise of the option and more than two years after the date the options are granted, the participant will realize capital gain or loss (assuming the option shares are held as capital assets) equal to the difference between the amount realized on disposition and the option price. If the participant satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO.

   For federal income tax purposes, the holder of an option that is a NQSO will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant of an NQSO. Except as described below, the participant will recognize ordinary compensation income upon exercise of the NQSO, in an amount equal to the difference between the fair market value of the option shares received at the time of exercise and the option price of the NQSO. The Company will generally be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant.

   For the purpose of computing gain or loss on the subsequent sale or taxable exchange of option shares purchased upon the exercise of the NQSO, a participant's tax basis in such shares will be the fair market value of the option shares on the date the participant recognized ordinary compensation income. Upon the subsequent sale or taxable exchange by the participant of such option shares acquired by exercise of an NQSO, assuming the option shares are held as capital assets, the participant will realize capital gain or loss (long-term or short-term, depending upon the length of the holding period of the shares) in an amount equal to the difference between the participant's tax basis in such option shares and the selling price.

              INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS

   Audit Fees. Audit fees billed to the Company by Arthur Andersen LLP during the 2001 for audit and review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $60,000

   Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during 2001.

   All Other Fees. Fees billed to the Company by Arthur Andersen LLP during 2001 for other non-audit services rendered to the Company, included consents for filing form S-3, review of private placement documents and reviewing other agreements totaled $77,000.

   The Audit Committee has considered whether Arthur Andersen LLP's provision of services other than professional services rendered for the audit and review of the Company's annual financial statements is compatible with maintaining Arthur Andersen LLP's independence, and has determined that it is so compatible.

   The Audit Committee has been informed by Arthur Andersen LLP that less than 50 percent of the hours expended on Arthur Andersen LLP's engagement to audit the Company's financial statement for the fiscal year ended December 31, 2001 were attributed to work performed by persons other than Arthur Andersen LLP's full-time, permanent employees.

    The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with management. In addition, the Audit Committee has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Arthur Andersen LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm. Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent public accountants and the Company's management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K. All members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the marketplace rules of the National Association of Securities Dealers.

                                 Audit Committee
                          Elizabeth H. Gemmill (Chair)
                                 Leonard Becker
                                C. Keith Hartley
                                Lawrence Lacerte

                             SHAREHOLDER PROPOSALS

   Shareholders may submit proposals for inclusion in the proxy statement on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. The Company must receive such proposals no later than February 27, 2003 to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2003 annual meeting of shareholders. Shareholders who intend to submit proposals appropriate for shareholder action at the 2003 annual meeting, but who are not seeking to have the proposal included in the proxy statement, must submit such proposal so that the Company receives it no later than May 14, 2003. Proposals should be directed to the attention of the Secretary of the Company at the address set forth on the cover of this proxy statement.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and executive officers of the Company and persons or entities beneficially owning more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities. Officers, directors and shareholders owning more than 10% of the Company's equity securities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all forms they file under Section 16(a) of the Act. Based solely upon its review of the copies of such reports and any amendments thereto received by the Company during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were satisfied.

                         ANNUAL REPORT TO SHAREHOLDERS

   A copy of the Company's 2001 Annual Report, containing financial statements for the year ended December 31, 2001, is being transmitted herewith.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained, without charge, by contacting Sidney D. Rosenblatt, Corporate Secretary, Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

                                  By Order of the Board of Directors,



                                  /s/ Sidney D. Rosenblatt
                                  ------------------------
                                  Sidney D. Rosenblatt
                                  Corporate Secretary

Ewing, New Jersey
April 30, 2002

                                                                      Appendix A


            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          UNIVERSAL DISPLAY CORPORATION
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS JUNE 27, 2002

   The undersigned hereby appoints Sherwin I. Seligsohn, Steven V. Abramson and Sidney D. Rosenblatt, jointly and severally, as proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Universal Display Corporation held of record by the undersigned on April 17, 2002 at the Annual Meeting of Shareholders to be held on June 27, 2002, or any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                          UNIVERSAL DISPLAY CORPORATION

                                  June 27, 2002

                 Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------------------------------------------------------------
A |X| Please mark your votes as in this example.

                  FOR    WITHHELD                                                                              FOR  WITHHELD ABSTAIN
1. ELECTION OF    |_|      |_|      Nominees: Steven V. Abramson     2.  Approval of increase in Shares of     |_|     |_|     |_|
   DIRECTORS                                  Leonard Becker             Common Stock subject to the Company's
                                              Elizabeth H. Gemmill       Stock Option Plan from 2,800,000 to
For, except votes withhold from the           C. Keith Hartley           3,800,000.
following nominee(s):                         Lawrence Lacerte
                                              Sidney D. Rosenblatt   3.  In their discretion, to vote upon such other business as
                                              Sherwin I. Seligsohn       may properly come before the Annual Meeting.
___________________________________________
                                                                     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no
                                                                     direction is made, this proxy will be voted for Proposals 1 and 2.

                                                                     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
                                                                     ENVELOPE.




SIGNATURE______________________________ DATE___________________    SIGNATURE______________________________ DATE___________________
                                                                              SIGNATURE IF HELD JOINTLY


Note: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please indicate.

------------------------------------------------------------------------------------------------------------------------------------